Exhibit 99.2

Foot Locker, Inc. Second quarter 2024 Earnings results August 28, 2024

This investor presentation includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “continues,” “feels,” “forecasts,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” Statements may be forward looking even in the absence of these particular words. Examples of forward-looking statements include, but are not limited to, statements regarding our financial position, business strategy, and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained herein are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to, a change in the relationship with any of our key suppliers, including access to premium products, volume discounts, cooperative advertising, markdown allowances, or the ability to cancel orders or return merchandise; inventory management; our ability to fund our planned capital investments; a recession, volatility in the financial markets, and other global economic factors, including inflation; difficulties in appropriately allocating capital and resources among our strategic opportunities; our ability to realize the expected benefits from acquisitions; business opportunities and expansion; investments; expenses; dividends; share repurchases; cash management; liquidity; cash flow from operations; our ability to access the credit markets at competitive terms; borrowing capacity under our credit facility; repatriation of cash to the United States; supply chain issues; labor shortages and wage pressures; consumer spending levels; licensed store arrangements; the effect of certain governmental assistance programs; the success of our marketing and sponsorship arrangements; expectations regarding increasing global taxes; the effect of increased government regulation, compliance, and changes in law; the effect of the adverse outcome of any material litigation or government investigation that affects us or our industry generally; the effects of weather; ESG risks, including, but not limited to climate change; increased competition; geopolitical events; the financial effect of accounting regulations and critical accounting policies; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors set forth in the section entitled “Risk Factors” of our most recent Annual Report on Form 10-K. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on forward-looking statements, which speak to our views only as of the date of this investor presentation. Additional risks and uncertainties that we do not presently know about or that we currently consider to be insignificant may also affect our business operations and financial performance. Please refer to “Item 1A. Risk Factors” in the Annual Report for a discussion of certain risks relating to our business and any investment in our securities. Given these risks and uncertainties, you should not rely on forward-looking statements as predictions of actual results. Any or all of the forward-looking statements contained in this investor presentation, or any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Measures – Amounts used in  this presentation are on a Non-GAAP basis, a reconciliation is included in the Appendix.

Second Quarter 2024 results foot locker, inc.

SECOND QUARTER 2024 HIGHLIGHTS COMP SALES +2.6% Total sales +1.9% Comp Detail Global FL/KFL +5.2% NA +1.7% EMEA +7.6% APAC (4.5%) Gross margin +50 bps Gross margin Merchandise Margins Up (excluding FLX transition) + Occupancy Leverage +130 bps SG&A rate Investments in Technology, Brand-Building, and Incentive  Comp Healthy Inventory Levels Headed into 3Q24 (10.0%) Year-over-year ($0.13) GAAP EPS ($0.05) Non-GAAP EPS* * A reconciliation to GAAP is provided in the Appendix Foot locker, inc.

2Q Global comp detail footwear up high-single digits apparel down mid-teens accessories up mid-single digits down low-single digits may up mid-single digits June up mid-single digits July Note: Data is on comp basis. Category data is ex-WSS/atmos, while monthly data includes WSS/atmos. Foot locker, inc.

2q comp detail Foot Locker +5.9% Champs Sports -3.9% Kids Foot Locker - WSS -6.2% na +1.7% emea +7.6% apac -4.5% Foot Locker -2.2% atmos -9.6% foot locker, inc.

SECOND QUARTER 2024 GROSS MARGIN AND SG&A RATE GROSS MARGIN (% of sales) SG&A EXPENSES (% of sales) 7.1% 27.6% Q2 2023 Q2 2024 Up 50 bps Vs. Last Year Key Drivers • Merchandise Margin Declined 20 Bps including 40 Bps Impact of Non-Recurring FLX Charge • Occupancy Leveraged 70 Bps SG&A EXPENSES (% of sales) 23.8% 25.1% Q2 2023 Q2 2024 Up 130 bps Vs. Last Year Key Drivers • Pressure from Investments in Technology and Brand-Building •  Partially Offset by Cost Savings and Ongoing Expense Discipline foot locker, inc.

2024 OUTLOOK (52-WEEK YEAR) Metric Prior Outlook Updated Outlook Commentary Total Sales -1.0% to +1.0% -1.0% to +1.0% ~1% annual headwind from lapping 53rd week in 2023 Comp Sales +1.0% to +3.0% +1.0 to +3.0% Store Count Down ~4% Down ~4% Square Footage Down ~1% Down ~2% Slightly fewer WSS openings Licensing Revenue ~$17 million ~$17 million Gross Margin 29.8% to 30.0% 29.5% to 29.7% Promotional pressure in international and WSS SG&A Rate 24.4% to  24.6% 24.1% to 24.3% Ongoing investment spending D&A $210 to $215 million $210 to $215 million EBIT Margin 2.8% to 3.2% 2.8% to 3.2% Net Interest ~$12 million ~$10 million Non-GAAP Tax Rate  35.0% to 36.0% 33.0% to 34.0% Non-GAAP EPS $1.50 to $1.70 $1.50 to $1.70 Includes a $0.09 drag  from non-recurring FLX charge Capital Expenditures $290 million $275 million Slightly fewer WSS  openings Adjusted Capital Expenditures* $345 million $330 million Includes ~$55 million in  technology investment reflected in operating cash flows *Adjusted Capital Expenditures includes Software-as-a-Service contracts that are amortized through operating expenses over their contract terms. Foot locker, inc.

Our lace up plan foot locker, inc.

2Q24 Lace Up Dashboard Expand Sneaker Culture Increase our array of brands to expand sneaker culture E XCLUSIVES % OF SALES 14% 2023 q2 13% 2024 q2 20% 2026 target Progress Was Made Against Each Lace Up Plan Imperative in 2Q24 Create Value for All Stakeholders Create lasting  value for our communities, team members, and investors COST OPTIMIZATION PROGRAM 2024 Q2 2024 $80M $20M $350M Total Program Power Up Our Portfolio Transform our store footprint  through new concepts and footprint optimization Deepen Our Relationship with Customers Drive  deeper customer engagement, and utilize data to better serve our customers OFF -MALL % OF SQ  FT (NA ONLY) NEW CONCEPTS % OF SQ FT 2023 Q2 2026 Target 2024 Q2 36% 40% 50% 2023 Q2 2024 Q2 2026 Target  12% 17% 20% 2024 Q2 2023 Q2 2026 Target 24% 50% 22% LOYALTY PENETRATION (NA) Be Best-in-class Omni Make the customer journey more dynamic, personalized, and seamless DIGITAL % OF SALES 15.5% 15.9% 25% 2026 Target 2023 q2 2024 q2 foot locker, inc.

Mission Foot Locker unlocks the “inner sneakerhead” in all of us vision To be known as the go-to destination for discovering and buying sneakers globally Foot locker Bring the best of sneaker culture to all kids foot locker Recruit the next generation champs sports Head-to-toe sport style wss Celebrate the Hispanic community atmos usa Japan Share and celebrate Japanese street and sneaker culture

Our Lace Up Plan EXPAND SNEAKER CULTURE POWER UP OUR PORTFOLIO DEEPEN OUR RELATIONSHIP WITH CUSTOMERS BE BEST-IN-CLASS OMNI CREATE VALUE FOR ALL STAKEHOLDERS (CUSTOMERS, BRAND PARTNER S , COMMUNITY, TEAM MEMBERS, & INVESTORS) foot locker, inc.

Appendix foot locker, inc.

GAAP to Non-GAAP Reconciliations Pre-tax (loss) income: (Loss) income before income taxes $ (14) $ (3) $ (1) $ 54 Pre-tax adjustments excluded from GAAP: Impairment and other (1) 9 14 23 53 Other income / expense (2) — (2) 2 (1) Adjusted (loss) income before income taxes (non-GAAP) $ (5) $ 9 $ 24 $ 106 After-tax (loss) income: Net (loss) income $ (12) $ (5) $ (4) $ 31 After-tax  adjustments excluded from GAAP: Impairment and other, net of income tax benefit of $1, $3, $4,  and $9 million, respectively (1) 8 11 19 44 Other income / expense, net of income tax expense of $-,  $-, $-, and $- million, respectively (2) — (2) 2 (1) Tax reserves benefit (3) — — — (4) Adjusted net  (loss) income (non-GAAP) $ (4) $ 4 $ 17 $ 70 Second Quarter Year-to-Date 2024 2023 2024 2023 foot locker, inc.

GAAP to Non-GAAP Reconciliations (cont.)

	Second Quarter		Year-to-Date	
	2024	2023	2024	2023
Earnings per share:				
Diluted (loss) earnings per share	$ (0.13)	$ (0.05)	$ (0.04)	$ 0.33
Diluted per share amounts excluded from GAAP:				
Impairment and other [1]	0.08	0.12	0.20	0.47
Other income / expense [2]	—	(0.03)	0.02	(0.02)
Tax reserves benefit [3]	—	—	—	(0.04)
Adjusted diluted (loss) earnings per share (non-GAAP)	$ (0.05)	$ 0.04	$ 0.18	$ 0.74

Notes on Non-GAAP Adjustments:

(1) For the second quarter of 2024, impairment and other included a $9 million impairment of long-lived assets and right-of-use assets primarily related to the Company's decision to exit underperforming operations in South Korea, Denmark, Norway, and Sweden. The Company will be closing all stores operating in those regions as we focus on improving the overall results of our international operations. For year-to-date 2024, impairment and other also included a loss accrual for legal claims of $7 million and a $7 million impairment of long-lived assets and right-of-use assets related to the Company's decision to no longer operate, and to sublease, one of its larger unprofitable stores in Europe.

For the second quarter of 2023, impairment and other included transformation consulting expense of $7 million, impairment charges of $3 million, primarily accelerated tenancy charges on right-of-use assets for the closures of the Sidestep banner and certain Foot Locker Asia stores, $3 million of reorganization costs, primarily related to the closures of the Sidestep banner and certain Foot Locker Asia stores, and $1 million in other charges. For year-to-date 2023, impairment and other included transformation consulting expense of $26 million, impairment charges of $21 million, primarily accelerated tenancy charges on right-of-use assets for the closures of the Sidestep banner and certain Foot Locker Asia stores, $5 million of reorganizations costs, primarily related to the announced closure of a North American distribution center and the closures of the Sidestep banner and certain Foot Locker Asia stores, and $1 million in other charges.

(2) For year-to-date 2024, the adjustments to other income / expense consisted of $2 million of our share of losses related to equity method investments.

For the second quarter of 2023, the adjustments of other income / expense consisted of a $2 million gain from the sale of our Singapore and Malaysian Foot Locker businesses to our license partner, which was partially offset by our share of losses related to equity method investments of $1 million for year-to-date 2023.

(3) In the first quarter of 2023, the Company recorded a $4 million benefit related to income tax reserves due to a statute of limitations release.

The Company provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company's forward-looking guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

FOOT LOCKER, INC.